UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 5, 2013

SYNERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-35245	20-2835920
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20203 Highway 60 Platteville, Colorado 80651
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:     (970) 737-1073

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 5, 2013, the Company announced that, as of August 31, 2013, its estimated proved oil and gas reserves were 7 million barrels of oil and 40.7 billion cubic feet of gas, for a combined 13.8 million BOE (barrels of oil equivalent).  The estimated proven value of these reserves, before tax and discounted at 10%, was $236 million.  As of August 31, 2013, total BOE increased by 30%, and present value increased by 59%, as compared to the Company’s reserves as of August 31, 2012.

The report of Ryder Scott, the Company’s independent petroleum reserve engineer, is filed as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits

      (d)        Exhibits

Number	Description

99	Ryder Scott report regarding oil and gas reserves as of August 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY RESOURCES CORPORATION

Date: November 5, 2013	By:	/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial Officer